Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Carla Burigatto
(856) 342-6081	(856) 342-3737
ken_gosnell@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS SECOND-QUARTER RESULTS

•	Sales Decreased 1 Percent, Organic Sales Comparable to Prior Year

•	Adjusted Earnings Before Interest and Taxes (EBIT) Increased 26 Percent

•	Adjusted Earnings Per Share (EPS) of $0.87 Increased 23 Percent

•	As Reported EBIT Increased 23 Percent, As Reported EPS of $0.85 Increased 20 Percent

CAMDEN, N.J., Feb. 25, 2016-Campbell Soup Company (NYSE:CPB) today reported its second-quarter results for fiscal 2016.

	Three Months Ended			Six Months Ended
($ in millions, except per share)
	Jan 31, 2016	Feb 1, 2015	% Change	Jan 31, 2016	Feb 1, 2015	% Change
Net Sales
As Reported (GAAP)	$2,201	$2,234	(1)%	$4,404	$4,489	(2)%
Organic			—%			—%
Earnings Before Interest and Taxes
As Reported (GAAP)	$414	$337	23%	$729	$726	—%
Adjusted	$423	$337	26%	$902	$726	24%
Diluted Earnings Per Share
As Reported (GAAP)	$0.85	$0.71	20%	$1.47	$1.50	(2)%
Adjusted	$0.87	$0.71	23%	$1.82	$1.50	21%

Note: A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Denise Morrison, Campbell’s President and Chief Executive Officer, said, “We’re pleased with our results this quarter, especially our strong profit performance across all three segments. The highlight of the quarter was our continued gross margin expansion, which reflects improvements in productivity, net price realization and improved supply chain execution. Our three-year cost savings program is also performing better than anticipated, and we have raised our 2018 target to $300 million.

“Organic sales for the quarter were comparable to prior year, a bit below our expectation. While our Global Biscuits and Snacks division stands out for delivering both organic sales growth and strong profit growth in the quarter, we’re making investments in all the divisions toward our objective of accelerating sales growth over time.

“Over the last 12 months, we’ve implemented significant changes to the company, including aligning our enterprise structure with our strategy, creating clear portfolio roles for our divisions and undertaking our major cost savings initiative. I feel very good about the progress we’ve made, however, we are aware that we have more work to do. We’re now better positioned to execute our strategies and to invest in the areas of our business that hold the greatest potential.”

Second-Quarter Results
Sales decreased 1 percent to $2.201 billion driven by lower volume and the adverse impact of currency translation, partly offset by higher selling prices, the benefit from the acquisition of Garden Fresh Gourmet and lower promotional spending. Organic sales were comparable to the prior year with gains in Global Biscuits and Snacks offset by declines in Americas Simple Meals and Beverages.

Gross margin increased from 33.3 percent to 37.2 percent. Excluding items impacting comparability in the current year, adjusted gross margin improved 4 percentage points. The increase in adjusted gross margin was primarily driven by productivity improvements, higher selling prices, lower promotional spending and improved supply chain performance.

Marketing and selling expenses decreased 7 percent to $223 million. Excluding items impacting comparability in the current year, adjusted marketing and selling expenses decreased 5 percent to $226 million primarily due to the benefits from cost savings initiatives, partly offset by higher advertising and consumer promotion expenses. Administrative expenses increased 8 percent to $146 million. Excluding items impacting comparability in the current year, adjusted administrative expenses increased 6 percent to $143 million primarily due to higher incentive compensation costs compared to the prior year, partly offset by the benefits from cost savings initiatives.

EBIT increased 23 percent to $414 million. Excluding items impacting comparability in the current year, adjusted EBIT increased 26 percent to $423 million reflecting a higher adjusted gross margin percentage and the benefits from cost savings initiatives, partly offset by higher incentive compensation costs, the adverse impact of currency translation and volume declines.

Net interest expense increased $2 million to $27 million reflecting higher average interest rates on the debt portfolio. The tax rate increased 2.7 percentage points to 31.5 percent. Excluding items impacting comparability in the current year, the adjusted tax rate increased 2.8 percentage points to 31.6 percent primarily due to lapping the favorable resolution of an intercompany pricing agreement between the U.S. and Canada in the prior year.

First-Half Results
Sales decreased 2 percent to $4.404 billion driven by the adverse impact of currency translation and lower volume, partly offset by higher selling prices, the benefit from the acquisition of Garden Fresh Gourmet and lower promotional spending. Organic sales were comparable to the prior year with gains in Global Biscuits and Snacks offset by declines in Americas Simple Meals and Beverages and Campbell Fresh.

EBIT of $729 million was comparable to the prior year. The first-half results were negatively impacted by mark-to-market losses associated with the interim remeasurement of certain U.S. pension plans as well as charges incurred related to cost savings initiatives. Excluding items impacting comparability in the current year, adjusted EBIT increased 24 percent to $902 million reflecting a higher adjusted gross margin percentage, the benefits from cost savings initiatives and lower advertising and consumer promotion expenses, partly offset by the adverse impact of currency translation, higher incentive compensation costs and volume declines.

Net interest expense increased $5 million to $55 million reflecting higher average interest rates on the debt portfolio. The tax rate increased 1.4 percentage points to 31.9 percent. Excluding items impacting comparability in the current year, the adjusted tax rate increased 2.4 percentage points to 32.9 percent.

Cash flow from operations increased to $727 million from $584 million a year ago, primarily due to higher cash earnings and lower working capital requirements.

Fiscal 2016 Guidance
As previously announced and shown in the table below, Campbell expects a year-over-year change of -1 to 0 percent in sales; +10 to +13 percent in adjusted EBIT; and +9 to +12 percent in adjusted EPS, or $2.88 to $2.96 per share. This guidance includes an estimated 2 percentage-point negative impact from currency translation, as well as the impact of the Garden Fresh Gourmet acquisition.

	Fiscal 2015 Results	Estimated Currency Translation Impact	Garden Fresh Gourmet Acquisition	2016 Guidance
($ in millions, except per share)

Net Sales	$8,082	-2 pts	+1 pt	-1 to 0%

Adjusted EBIT*	$1,316	-2 pts	+1 pt	+10 to +13%

Adjusted EPS*	$2.65	-2 pts	—	+9 to +12%
		-$0.06		$2.88 to $2.96

* Adjusted - see non-GAAP reconciliation.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended Jan. 31, 2016
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$1,237	$682	$282	$2,201

Volume and Mix	(4)%	—%	—%	(2)%
Price and Sales Allowances	2%	1%	—%	1%
Promotional Spending	1%	1%	—%	1%
Organic Net Sales	(1)%	2%	—%	—%
Currency	(2)%	(5)%	—%	(2)%
Acquisitions	—%	—%	10%	1%
% Change vs. Prior Year	(3)%	(3)%	10%	(1)%

Segment Operating Earnings	$290	$141	$21
% Change vs. Prior Year	22%	23%	62%

Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

Six Months Ended Jan. 31, 2016
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$2,539	$1,334	$531	$4,404

Volume and Mix	(4)%	—%	(1)%	(2)%
Price and Sales Allowances	2%	1%	—%	1%
Promotional Spending	1%	1%	—%	1%
Organic Net Sales	(1)%	2%	(1)%	—%
Currency	(2)%	(6)%	—%	(3)%
Acquisitions	—%	—%	10%	1%
% Change vs. Prior Year	(3)%	(4)%	9%	(2)%

Segment Operating Earnings	$653	$255	$39
% Change vs. Prior Year	20%	20%	77%

Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

Americas Simple Meals and Beverages
Sales decreased 3 percent in the quarter to $1.237 billion. Excluding the negative impact of currency translation, segment sales decreased 1 percent. U.S. soup sales decreased 4 percent driven by declines in ready-to-serve soups, partly offset by gains in broth and condensed soup. Sales of U.S. beverages decreased primarily due to declines in V8 V-Fusion beverages. Sales of other U.S. simple meals increased driven by gains in Plum, Prego pasta sauces and Pace Mexican sauces. Excluding the negative impact of currency translation, sales in Canada decreased driven by declines in soup.

Segment operating earnings increased 22 percent to $290 million. The increase was primarily driven by a higher gross margin percentage, benefiting from increased net price realization, productivity improvements and improved supply chain performance compared to the prior-year quarter.

Global Biscuits and Snacks
Sales decreased 3 percent in the quarter to $682 million. Excluding the negative impact of currency translation, segment sales increased 2 percent. Sales of Pepperidge Farm products increased with gains in fresh bakery, frozen products and cookies. In Asia Pacific, excluding the negative impact of currency translation, Arnott’s sales gains in Australia from Tim Tam biscuits were partly offset by declines in Indonesia.

Segment operating earnings increased 23 percent to $141 million. The increase was primarily driven by a higher gross margin percentage, benefiting from increased net price realization and productivity improvements, partly offset by the negative impact of currency translation and higher marketing expense.

Campbell Fresh
Sales increased 10 percent in the quarter to $282 million. Excluding the impact from the acquisition of Garden Fresh Gourmet, segment sales were comparable to the prior year reflecting gains in Bolthouse Farms premium refrigerated beverages and salad dressings offset by declines in carrot ingredients.

Segment operating earnings increased 62 percent to $21 million, resulting in a 2 percentage-point increase in operating margin. The increase in operating earnings was primarily driven by a higher gross margin percentage, benefiting from improved supply chain performance, productivity improvements and the favorable mix impact from growth in higher-margin refrigerated beverages.

Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $29 million compared to $28 million in the prior year. The current quarter included $7 million of pre-tax charges associated with Campbell’s initiatives to implement a new enterprise design, to reduce costs and to streamline its organizational structure. The current quarter also included a $7 million pre-tax gain related to a pension benefit mark-to-market adjustment.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Standard Time. To join, dial +1 (703) 639-1316. The conference ID is 1668326. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, is available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Mar. 10, 2016, at +1 (703) 925-2533. The access code for the replay is 1668326.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by our iconic Campbell’s brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens and Garden Fresh Gourmet. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS guidance for fiscal 2016, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage organizational change effectively; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products; (5) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (6) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (7) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (8) the impact of portfolio changes; (9) the uncertainties of litigation; (10) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; (11) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities; and (12) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 31, 2016	February 1, 2015
Net sales	$2,201	$2,234
Costs and expenses
Cost of products sold	1,382	1,491
Marketing and selling expenses	223	239
Administrative expenses	146	135
Research and development expenses	23	25
Other expenses	4	7
Restructuring charges	9	—
Total costs and expenses	1,787	1,897
Earnings before interest and taxes	414	337
Interest, net	27	25
Earnings before taxes	387	312
Taxes on earnings	122	90
Net earnings	265	222
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$265	$222
Per share - basic
Net earnings attributable to Campbell Soup Company	$.85	$.71
Dividends	$.312	$.312
Weighted average shares outstanding - basic	310	313
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.85	$.71
Weighted average shares outstanding - assuming dilution	312	314

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented. The company excludes the impact of the mark-to-market adjustments resulting from these accounting changes in evaluating performance. In the second quarter of fiscal 2016, the company incurred a pre-tax gain of $7 in Costs and expenses ($4 after tax, or $.01 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the second quarter of fiscal 2016, the company recorded pre-tax restructuring charges of $12 related to these initiatives. The company also incurred pre-tax charges of $7 recorded in Administrative expenses related to these initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to pre-tax restructuring charges of $3 related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of restructuring charges, implementation costs and other related costs was $10, or $.03 per share.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 31, 2016	February 1, 2015
Net sales	$4,404	$4,489
Costs and expenses
Cost of products sold	2,830	2,951
Marketing and selling expenses	449	482
Administrative expenses	302	266
Research and development expenses	55	53
Other expenses	9	11
Restructuring charges	30	—
Total costs and expenses	3,675	3,763
Earnings before interest and taxes	729	726
Interest, net	55	50
Earnings before taxes	674	676
Taxes on earnings	215	206
Net earnings	459	470
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$459	$470
Per share - basic
Net earnings attributable to Campbell Soup Company	$1.48	$1.50
Dividends	$.624	$.624
Weighted average shares outstanding - basic	310	313
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$1.47	$1.50
Weighted average shares outstanding - assuming dilution	312	314

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented. The company excludes the impact of the mark-to-market adjustments resulting from these accounting changes in evaluating performance. In fiscal 2016, the company incurred pre-tax charges of $121 in Costs and expenses ($76 after tax, or $.24 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In fiscal 2016, the company recorded pre-tax restructuring charges of $33 related to these initiatives. The company also incurred pre-tax charges of $22 recorded in Administrative expenses related to these initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to pre-tax restructuring charges of $3 related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of restructuring charges, implementation costs and other related costs was $33, or $.11 per share.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 31, 2016	February 1, 2015	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$1,237	$1,278	(3)%
Global Biscuits and Snacks	682	700	(3)%
Campbell Fresh	282	256	10%
Total sales	$2,201	$2,234	(1)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$290	$237	22%
Global Biscuits and Snacks	141	115	23%
Campbell Fresh	21	13	62%
Total operating earnings	452	365	24%
Unallocated corporate expenses	29	28
Restructuring charges	9	—
Earnings before interest and taxes	414	337	23%
Interest, net	27	25
Taxes on earnings	122	90
Net earnings	265	222	19%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$265	$222	19%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.85	$.71	20%

In fiscal 2016, the company modified its segment reporting as a result of changes in the management of the business. In addition, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. In fiscal 2016, the company also modified its method of allocating pension and postretirement benefit costs to reportable segments. Through fiscal 2015, the company included all components of benefit expense in measuring segment performance. In fiscal 2016, service cost is allocated to segments. All other components of expense, including interest cost, expected return on assets, and recognized actuarial gains and losses, are reflected in Unallocated corporate expenses and not included in segment operating results. The changes in segment reporting and accounting policies have been retrospectively applied to all periods presented.

In the second quarter of fiscal 2016, the company incurred a pre-tax gain of $7 in Unallocated corporate expenses ($4 after tax, or $.01 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the second quarter of fiscal 2016, the company recorded pre-tax restructuring charges of $12 related to these initiatives. The company also incurred pre-tax charges of $7 recorded in Unallocated corporate expenses related to these initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to pre-tax restructuring charges of $3 related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of restructuring charges, implementation costs and other related costs was $10, or $.03 per share.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 31, 2016	February 1, 2015	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$2,539	$2,611	(3)%
Global Biscuits and Snacks	1,334	1,391	(4)%
Campbell Fresh	531	487	9%
Total sales	$4,404	$4,489	(2)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$653	$542	20%
Global Biscuits and Snacks	255	213	20%
Campbell Fresh	39	22	77%
Total operating earnings	947	777	22%
Unallocated corporate expenses	188	51
Restructuring charges	30	—
Earnings before interest and taxes	729	726	—%
Interest, net	55	50
Taxes on earnings	215	206
Net earnings	459	470	(2)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$459	$470	(2)%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$1.47	$1.50	(2)%

In fiscal 2016, the company modified its segment reporting as a result of changes in the management of the business. In addition, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. In fiscal 2016, the company also modified its method of allocating pension and postretirement benefit costs to reportable segments. Through fiscal 2015, the company included all components of benefit expense in measuring segment performance. In fiscal 2016, service cost is allocated to segments. All other components of expense, including interest cost, expected return on assets, and recognized actuarial gains and losses, are reflected in Unallocated corporate expenses and not included in segment operating results. The changes in segment reporting and accounting policies have been retrospectively applied to all periods presented.

In fiscal 2016, the company incurred pre-tax charges of $121 in Unallocated corporate expenses ($76 after tax, or $.24 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In fiscal 2016, the company recorded pre-tax restructuring charges of $33 related to these initiatives. The company also incurred pre-tax charges of $22 recorded in Unallocated corporate expenses related to these initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to pre-tax restructuring charges of $3 related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of restructuring charges, implementation costs and other related costs was $33, or $.11 per share.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	January 31, 2016	February 1, 2015
Current assets	$2,132	$2,087
Plant assets, net	2,340	2,257
Intangible assets, net	3,511	3,410
Other assets	96	146
Total assets	$8,079	$7,900
Current liabilities	$2,566	$2,850
Long-term debt	2,551	2,253
Other liabilities	1,438	1,286
Total equity	1,524	1,511
Total liabilities and equity	$8,079	$7,900
Total debt	$3,844	$3,893
Cash and cash equivalents	$306	$201

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Six Months Ended
	January 31, 2016	February 1, 2015
Cash flows from operating activities:
Net earnings	$459	$470
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	30	—
Stock-based compensation	34	31
Pension and postretirement benefit expense (income)	109	(12)
Depreciation and amortization	152	149
Deferred income taxes	(14)	18
Other, net	4	10
Changes in working capital
Accounts receivable	(130)	(125)
Inventories	133	73
Prepaid assets	(2)	(3)
Accounts payable and accrued liabilities	(30)	(16)
Receipts from hedging activities	—	9
Other	(18)	(20)
Net cash provided by operating activities	727	584
Cash flows from investing activities:
Purchases of plant assets	(153)	(143)
Sales of plant assets	4	8
Other, net	10	(8)
Net cash used in investing activities	(139)	(143)
Cash flows from financing activities:
Net short-term borrowings (repayments)	(252)	171
Repayments of notes payable	—	(300)
Dividends paid	(197)	(199)
Treasury stock purchases	(86)	(133)
Treasury stock issuances	2	8
Excess tax benefits on stock-based compensation	7	5
Net cash used in financing activities	(526)	(448)
Effect of exchange rate changes on cash	(9)	(24)
Net change in cash and cash equivalents	53	(31)
Cash and cash equivalents — beginning of period	253	232
Cash and cash equivalents — end of period	$306	$201

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented.

Reconciliation of GAAP to Non-GAAP Financial Measures
Second Quarter Ended January 31, 2016
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Organic Net Sales
The company believes that organic net sales, which exclude the impact of currency and acquisitions, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	January 31, 2016				February 1, 2015	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$1,237	$22	$—	$1,259	$1,278	(3)%	(1)%
Global Biscuits and Snacks	682	33	—	715	700	(3)%	2%
Campbell Fresh	282	—	(25)	257	256	10%	—%
Total Net Sales	$2,201	$55	$(25)	$2,231	$2,234	(1)%	—%

Six Months Ended
	January 31, 2016				February 1, 2015	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$2,539	$44	$—	$2,583	$2,611	(3)%	(1)%
Global Biscuits and Snacks	1,334	87	—	1,421	1,391	(4)%	2%
Campbell Fresh	531	—	(51)	480	487	9%	(1)%
Total Net Sales	$4,404	$131	$(51)	$4,484	$4,489	(2)%	—%

Items Impacting Gross Margin and Earnings
The company believes that financial information excluding certain items that are not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its gross margin and earnings results excluding these transactions.

The following items impacted gross margin and/or earnings:

(1)
In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. Historically, actuarial gains and losses associated with benefit obligations were recognized in Accumulated other comprehensive loss in the Consolidated Balance Sheets and were amortized into earnings over the remaining service life of participants to the extent that the amounts were in excess of a corridor. Under the new policy, actuarial gains and losses will be recognized immediately in the Consolidated Statements of Earnings as of the measurement date, which is typically the end of the fiscal year, or more frequently if an interim remeasurement is required. In addition, the company will no longer use a market-related value of plan assets, which is an average value, to determine the expected return on assets but rather will use the fair value of plan assets. The company excludes the impact of the mark-to-market adjustments resulting from these accounting changes in evaluating performance. These changes in accounting policy have been retrospectively applied to all periods presented. In the second quarter of fiscal 2016, the company incurred a pre-tax gain of $7 million in Costs and expenses ($4 million after tax, or $.01 per share) due to mark-to-market adjustments. Year-to-date, the company incurred pre-tax charges of $121 million in Costs and expenses ($76 million after tax, or $.24 per share) due to mark-to-market adjustments. For the year ended August 2, 2015, the company incurred pre-tax charges of $138 million in Costs and expenses ($87 million after tax, or $.28 per share) due to mark-to-market adjustments.

(2)
In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the second quarter of fiscal 2016, the company recorded pre-tax restructuring charges of $12 million related to these initiatives. The company also incurred pre-tax charges of $7 million recorded in Administrative expenses related to these initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to pre-tax restructuring charges of $3 million related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of restructuring charges, implementation costs and other related costs was $10 million, or $.03 per share. Year-to-date, the company recorded pre-tax restructuring charges of $33 million related to the fiscal 2015 initiatives. The company also incurred pre-tax charges of $22 million recorded in Administrative expenses related to these initiatives. The company also recorded a reduction to pre-tax restructuring charges of $3 million related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of restructuring charges, implementation costs and other related costs was $33 million, or $.11 per share. For the year ended August 2, 2015, the company recorded pre-tax restructuring charges of $102 million related to the fiscal 2015 initiatives. The company also incurred pre-tax charges of $22 million recorded in Administrative expenses related to these initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $78 million, or $.25 per share.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

	Three Months Ended
	January 31, 2016				February 1, 2015
(millions, except per share amounts)	As reported	Mark-to-market (1)	Other (2)	Adjusted	As reported	Adjusted Percent Change
Gross margin	$819	$2	$—	$821	$743	10%
Gross margin percentage				37.3%	33.3%
Marketing and selling expenses	223	3	—	226	239
Administrative expenses	146	4	(7)	143	135
Research and development expenses	23	2	—	25	25
Other expenses	4	—	—	4	7
Restructuring charges	9	—	(9)	—	—
Earnings before interest and taxes	$414	$(7)	$16	$423	$337	26%
Interest, net	27	—	—	27	25
Earnings before taxes	$387	$(7)	$16	$396	$312
Taxes	122	(3)	6	125	90
Effective income tax rate				31.6%	28.8%
Net earnings attributable to Campbell Soup Company	$265	$(4)	$10	$271	$222	22%
Diluted net earnings per share attributable to Campbell Soup Company	$.85	$(.01)	$.03	$.87	$.71	23%

	Six Months Ended
	January 31, 2016				February 1, 2015
(millions, except per share amounts)	As reported	Mark-to-market (1)	Other (2)	Adjusted	As reported	Adjusted Percent Change
Gross margin	$1,574	$81	$—	$1,655	$1,538	8%
Gross margin percentage				37.6%	34.3%
Marketing and selling expenses	449	(17)	—	432	482
Administrative expenses	302	(17)	(22)	263	266
Research and development expenses	55	(6)	—	49	53
Other expenses	9	—	—	9	11
Restructuring charges	30	—	(30)	—	—
Earnings before interest and taxes	$729	$121	$52	$902	$726	24%
Interest, net	55	—	—	55	50
Earnings before taxes	$674	$121	$52	$847	$676
Taxes	215	45	19	279	206
Effective income tax rate				32.9%	30.5%
Net earnings attributable to Campbell Soup Company	$459	$76	$33	$568	$470	21%
Diluted net earnings per share attributable to Campbell Soup Company	$1.47	$.24	$.11	$1.82	$1.50	21%

Year Ended
(millions, except per share amounts)	August 2, 2015
Gross margin, as reported	$2,782
Add: Pension and postretirement benefit mark-to-market adjustments (1)	80
Adjusted Gross margin	$2,862
Adjusted Gross margin percentage	35.4%
Earnings before interest and taxes, as reported	$1,054
Add: Total pension and postretirement benefit mark-to-market adjustments (1)	138
Add: Restructuring charges and implementation costs (2)	124
Adjusted Earnings before interest and taxes	$1,316
Interest, net, as reported	$105
Adjusted Earnings before taxes	$1,211
Taxes on earnings, as reported	$283
Add: Tax benefit from total pension and postretirement benefit mark-to-market adjustments (1)	51
Add: Tax benefit from restructuring charges and implementation costs (2)	46
Adjusted Taxes on earnings	$380
Adjusted effective income tax rate	31.4%
Net earnings attributable to Campbell Soup Company, as reported	$666
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	87
Add: Net adjustment from restructuring charges and implementation costs (2)	78
Adjusted Net earnings attributable to Campbell Soup Company	$831
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.13
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	.28
Add: Net adjustment from restructuring charges and implementation costs (2)	.25
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.65
*The sum of the individual per share amounts may not add due to rounding.